Exhibit 99.1

Life Partners Supports Proposed New York Regulations

Life settlement industry leader in favor of sound regulations requiring business and operational transparency

WACO, TX —March 24, 2009 – Life Partners Holdings, Inc. (NasdaqGS: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements,” supports the proposed legislation announced on Monday by New York insurance regulator Eric Dinallo to create oversight of the life settlements market.

“Life Partners has long supported sound, meaningful regulation and oversight for the life settlement industry that requires brokers and providers to operate in an open and fair marketplace” said Brian Pardo, chief executive officer and chairman of LPHI.  “While we generally purchase large face value policies from accredited and financially sophisticated individuals who don’t require a high degree of government protection, there are many more non-accredited seniors in New York and throughout the country who could benefit from the secondary life insurance market.  These ordinary senior citizens rely on a regulatory framework to offer them the same opportunities as financially sophisticated seniors.   In these difficult financial times, we agree that the proposed legislation in New York could have very positive results for ordinary senior citizens by balancing the protection of their interests with the creation of an environment that promotes the secondary market for life insurance.”

Life Partners, a recognized industry pioneer in the life settlements industry, helped write the regulations governing the life settlement industry in Texas and other states.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 84,000 transactions for its worldwide client base of over 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.8 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

Visit our website at: www.lphi.com